EXHIBIT 99.1

Toronto, Ontario February 13, 2013 – Skkynet Cloud Systems, Inc. (“Skkynet” or “the Company”) (OTC.BB:SKKY), a leader in real-time Cloud information systems, is pleased to announce it has received its trading symbol and listing on the OTC.BB effective February 8, 2013.

President Paul Thomas stated, “We are pleased to have reached this milestone in the listing of our common stock and its eligibility to be traded on the public market.  This is an important step in our plans for the growing company.”

About Skkynet Cloud Systems, Inc.:

Skkynet Cloud Systems, Inc., through its wholly owned subsidiary Cogent Real-Time Systems Inc., is a leading developer of software and related systems and facilities to collect, process and distribute real-time information over networks. This capability allows our clients to both locally and remotely manage, supervise and control industrial processes, financial information systems, and embedded devices.  Through our web based assets, we also provide clients and their customers the ability and the tools to observe and interact with these processes and services in real time as they are underway, and to give them the power to analyze, alter, stop or otherwise influence these activities to conform to their plans.

Safe Harbor:

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Skkynet Cloud Systems, Inc.
Paul E. Thomas, President
Office: (888) 628-2028
Fax: (888) 705-5366
Email: info@skkynet.com